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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    TEXLON CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

                   GUY P. WYSER-PRATTE
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


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Friday July 24, 3:37 pm Eastern Time

Company Press Release

Wyser-Pratte Says Telxon Board Should Step Aside and
Let the Shareholders Decide

NEW YORK--(BUSINESS WIRE)--July 24, 1998--Guy P. Wyser-Pratte said today that the relative performance, post earnings announcements, of the stock of Telxon Corp. (NASDAQ:TLXN - news) and Symbol Technologies Inc. highlights the value to shareholders of a Telxon/Symbol combination.

"Telxon's shares have dropped like a rock since its earnings announcement earlier this week," Wyser-Pratte said, "while the price of Symbol's shares has shot up since it announced its earnings yesterday. There's obviously a lot of value for shareholders in a Telxon/Symbol combination. The Telxon board should invite Symbol to make a renewed offer and should agree to step aside and let shareholders decide on September 15 whether to accept Symbol's new offer. We've gotten a lot of calls from Telxon shareholders who feel they've been caught in the crossfire between Symbol and Telxon and would be very happy to see Symbol and Telxon talking again."

Wyser-Pratte said that he was continuing to solicit proxies for shareholders to adopt bylaws that would reform Telxon's corporate governance system and to elect his director nominee, Professor Jonathan Macey.

Wyser-Pratte owns beneficially 789,500 shares of Telxon common stock. Eric Longmire, of Wyser-Pratte & Co., and Professor Jonathan R. Macey of the Cornell Law School are also participants in the solicitation.

Contact:

     MacKenzie Partners Inc., New York
     Stanley J. Kay, 212/929-5500